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                                                                   EXHIBIT 10.16

                                PROMISSORY NOTE
                                ---------------

$_____,000                     January __, 1999



     FOR VALUE RECEIVED, the undersigned, _____________________ ("Maker"), hereby promises to pay to the order of Green Mountain Energy Resources L.L.C., a Delaware limited liability company (the "Payee" or the "Company"), at such location as the Payee may from time to time designate in writing, in lawful money of the United States of America, the principal sum of ________________________ and No/100 Dollars ($_____________), or so much thereof as may be outstanding hereunder, together with interest on the outstanding principal balance thereof at the rate of interest specified herein, on the earlier of (a) the death or other termination of the Maker's employment or performance of other services with the Payee or (b) December 31, 2003.

     The outstanding principal of this Note shall bear interest prior to
maturity at the rate of six percent (6%) per annum.   On each of the first four
anniversaries of the date of this Note, all outstanding accrued and unpaid interest shall be capitalized and added to the then outstanding principal of this Note and, after giving effect to each such capitalization of interest, the outstanding principal of this Note (including all capitalized interest) shall bear interest at the rate specified above. All past due principal of and interest on this Note shall bear interest at the Maximum Rate (hereinafter defined).

     This Note is delivered to the Payee pursuant to the Subscription Agreement between the Maker and the Payee of even date herewith as partial payment for Units of the Company purchased by the Maker pursuant to the Company's Employee Unit Purchase Plan (the "Plan"). Payment of this Note is secured by said Units and any other securities issued by the Payee owned or hereafter acquired by the Maker (the "Collateral"). The Maker hereby grants to the Payee a first priority security interest in the Collateral which is held as security on behalf of the Payee by Evan A. Wyly, as Escrow Agent, pursuant to an Escrow Agreement entered into in connection with the Plan. The Maker represents and warrants that the Maker has delivered (or caused to be delivered) all Collateral owned on the date hereof to the Escrow Agent on or before the Maker's execution of this Note and agrees so to deliver (or cause to be delivered) any Collateral hereafter acquired. The Maker acknowledges and agrees that the Escrow Agent is authorized to act on behalf of the Payee pursuant to the terms of the Escrow Agreement.
If, while the Collateral is in the possession of the Escrow Agent, the Company makes any distribution to the holders of its equity securities, other than a distribution of cash, the property so distributed in respect of the Collateral will be delivered to the Escrow Agent and held pursuant to the terms of this Note and the Escrow Agreement. The Payee shall have the right to cause its rights in the Collateral to be noted in the Unit ownership records of the Company, provided that such notation shall be removed upon the Maker's satisfaction of all obligations secured by the Collateral. Except to the extent of the Collateral, this Note is without recourse to, and does not constitute a general liability of, the Maker. All payments on this Note shall be made without offset, counterclaim or other defense.

     In the event the Maker sells or otherwise disposes of all or a portion of the Collateral (including any disposition for no consideration), as permitted under the terms of the Plan, the Maker shall pay to the Payee a portion of the then outstanding principal and accrued interest under this Note. The amount of such required payment shall represent the same proportion of the outstanding principal and interest under this Note as the Collateral sold or disposed of represents of all Units acquired under the Plan and owned by the Maker (subject to the security interest of the Payee) immediately prior to such sale or other disposition. The amount of such required repayment will be made to the Payee in cash upon the closing of the sale or disposition of the Collateral.

     In addition to the repayment obligation described in the preceding paragraph, in the event the Maker sells or otherwise disposes of all or a portion of the Collateral, the Maker will be obligated to repay
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an additional amount of principal and interest under this Note equal to 50% of the Maker's gain, but in no event more than the outstanding principal balance and accrued interest under this Note. For purposes of this paragraph, the Maker will be deemed to have realized gain (i) upon the sale or other disposition of the Collateral, to the extent the Maker receives cash or other consideration with a fair market value in excess of $10.00 per Unit (net of (A) related transaction costs and (B) income taxes on such excess (determined without regard to this clause and computed on the basis of an assumed rate of 25%)) and (ii) upon the disposition of Collateral without consideration, to the extent the fair market value of the Collateral transferred exceeds $10.00 per Unit. The fair market value of the Collateral will be determined from time to time by the Committee, established under the terms of the Plan, at the sole discretion of the Committee.

     Any determination of fair market value by the Committee shall be final and binding unless and until updated or changed by the Committee. Such amount shall be due and payable to the Payee in cash upon the closing of the sale or other
disposition of the Collateral.   For purposes hereof, in the event the Maker
sells or otherwise disposes of Units held as Collateral, the Units first sold or otherwise disposed of by the Maker will be deemed to be Units purchased under the Plan.

     All times of payment of principal, interest and any other amounts due under this Note shall be of the strict essence.

     Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. The Maker shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof.

     All payments made under this Note shall be applied, regardless of how they are designated by the Maker, as follows: first, to the payment of any costs incurred by the Payee in collecting or enforcing this Note; second, to the payment of interest due under this Note; and third, to the outstanding principal balance of this Note.

     As used in this Note, "Maximum Rate" means the lesser of twelve percent (12%) or the maximum rate of nonusurious interest permitted from day to day by applicable law.

     Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note, the provisions of this paragraph shall govern and prevail, and neither of the Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to the Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Maker and the Payee shall, to the extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

     The Maker shall be in default hereunder upon the happening of any of the following events or conditions (each such event or condition hereinafter referred to as an "Event of Default"):




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          (a) Any representation, warranty, or statement made or deemed made by
     Maker to the Payee shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

          (b) Maker shall default in the timely payment or performance of any obligation, covenant or agreement made or owed by Maker to the Payee.

          (c) Maker shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due.

          (d) Any involuntary proceeding shall be commenced against Maker seeking liquidation, reorganization, or other relief with respect to Maker or Maker's debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for Maker or a substantial part of Maker's property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

          (e) Maker shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) against any of Maker's assets or properties.

          (f) Maker shall fail to satisfy and discharge promptly any judgment or judgments against Maker (not stayed pending appeal) for the payment of money in an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000).

          (g) Maker shall default in the payment of any of its indebtedness beyond any applicable grace period, or shall default in a material way in its performance of any agreement binding upon it or its property, or a default or event of default shall occur under the terms of any agreement, document or instrument securing or otherwise relating to this Note.

          (h) This Note shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability hereof shall be contested or challenged by Maker, or Maker shall deny that it has any further liability or obligation under this Note.

          (i) Maker or any guarantor, surety, or other person or entity ever liable for the payment of this Note shall have died or become incompetent. Any determination that any such person is incompetent shall be based upon either (i) the written opinion of a physician that such person is incompetent to handle his or her own financial affairs or (ii) a court order adjudicating such person to be incompetent.

     Upon the occurrence of any Event of Default, the holder hereof may, at its option, terminate any commitment on the part of the Payee or its affiliates to make loans to Maker and declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice (including notice of acceleration or of intent to accelerate), demand, protest, or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right immediately and without notice, except as otherwise provided below, (a) to foreclose or otherwise enforce and realize upon all liens or security interests securing payment hereof, or any part hereof, and in connection therewith, sell or otherwise dispose of and deliver the Collateral, or any


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part thereof, in one or more parcels at public or private sale or sales at the holder's offices or elsewhere, at such prices and on such terms as the holder may deem acceptable, (b) to offset against this Note any sum or sums owed by the holder hereof to Maker, (c) exercise any and all rights of a secured party as provided for in the Uniform Commercial Code, (d) proceed to have all Collateral registered in the holder's name or in the name of a nominee, and (e) enforce any one or more remedies hereunder, successively or concurrently. In connection with any sale or disposition of the Collateral hereunder, the holder need not give more than ten (10) calendar days notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Maker hereby acknowledges to be adequate and reasonable. Failure of the holder hereof to exercise its rights hereunder shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

     If the holder hereof expends any effort or money in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all collection costs and fees incurred by the holder, including reasonable attorneys' fees.

     This Note shall be governed by and construed in accordance with the laws of the State of _____________ and the applicable laws of the United States of America. This Note is performable in ________________________________. Any action or proceeding under or in connection with this Note against Maker or any surety, guarantor, endorser or other party liable for payments owed hereunder may be brought in any state or federal court in ________________________________. Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Nothing herein shall affect the right of the Payee to bring any action or proceeding against Maker or any other party liable hereunder or with respect to any collateral in any state or federal court in any other jurisdiction. Any action or proceeding by Maker or any other party liable hereunder against the Payee shall be brought only in a court located in
________________________________.

     Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

     THIS NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY THE MAKER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF THE MAKER AND THE PAYEE WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE MAKER AND THE PAYEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE MAKER AND THE PAYEE RELATING TO THIS NOTE.



                    ___________________________________

                              [Name]


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